UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2026

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Concourse Parkway NE, 8th Floor
Atlanta, GA 30328
(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2026 (the “Closing Date”), Newell Brands Inc. (the “Company”), Newell Brands Ireland Services DAC (the “Subsidiary Borrower”), and certain of its subsidiaries, as subsidiary guarantors, entered into a five-year asset-based revolving credit facility (the “ABL Credit Facility”) with a syndicate of banks (the “Lenders”) led by JPMorgan Chase Bank, N.A., as administrative agent, pursuant to an ABL credit agreement governing the ABL Credit Facility (the “ABL Credit Agreement”). The ABL Credit Agreement provides for the ABL Credit Facility in the amount of up to $800.0 million, subject to a borrowing base comprised of, without limitation, qualified cash, accounts receivable, inventory, equipment and certain intellectual property. The ABL Credit Agreement also includes an uncommitted accordion feature whereby the Company can request certain lenders to increase commitments under the ABL Credit Facility by an aggregate amount not to exceed $500.0 million, subject to certain conditions. Borrowings under the ABL Credit Agreement may be used for working capital needs and other general corporate purposes, including, on the Closing Date, the refinancing, refunding and replacement of the Company’s existing revolving facility outstanding under that certain credit agreement, dated as of August 31, 2022 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) among the Company, certain of the Company’s subsidiaries, as subsidiary borrowers, certain of its subsidiaries, as subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto. On the Closing Date, the Company incurred $490.0 million of borrowings and used $490.0 million of such borrowings under the ABL Credit Agreement to repay borrowings under and refinance, refund and replace the Existing Credit Agreement. Capitalized terms used herein shall have the meanings in the ABL Credit Agreement.

The ABL Credit Agreement provides for Availability in an amount equal to (a) the lesser of (i) the Total Commitments then in effect (which was $800.0 million on the Closing Date) and (ii) the Borrowing Base (the “Line Cap”) minus (b) the aggregate amount of the Revolving Extensions of Credit of the Lenders then outstanding.

The ABL Credit Facility matures on the earlier of (a) July 30, 2031, as such date may be extended in accordance with the ABL Credit Agreement, and (b) solely to the extent that any indebtedness in an aggregate principal amount of $125.0 million or more (“Material Indebtedness”) is outstanding as of the 91st day prior to the then earliest scheduled maturity date of such Material Indebtedness and each day thereafter until and including the scheduled maturity date of such Material Indebtedness, the date that is 91 days prior to the then-stated maturity date of such Material Indebtedness.

Borrowings under the ABL Credit Facility denominated in U.S. Dollars bear interest based on term secured overnight financing rate (“SOFR”) or daily SOFR or the “alternate base rate,” in each case, plus an applicable margin. The applicable margin is determined by reference to a pricing grid set forth in the ABL Credit Agreement based on the Company’s Availability under the ABL Credit Facility, ranging from a maximum of 2.00% in the case of SOFR-based loans and 1.00% in the case of alternate base rate loans to a minimum of 1.50% in the case of SOFR-based loans and 0.50% in the case of alternate base rate loans. In addition, the unused portion of the ABL Credit Facility is subject to a commitment fee, also determined by reference to the pricing grid, and ranging from a maximum of 0.30% to a minimum of 0.25%, based upon the Company’s Average Quarterly Availability. The Company may also borrow under certain alternative currencies, which bear interest based on (a) Euro interbank offered rate in the case of borrowings denominated in Euros, (b) term CORRA in the case of borrowings denominated in Canadian dollars or (c) Sterling Overnight Index Average in the case of borrowings denominated in Pounds sterling, in each case, plus the applicable margin applicable to SOFR-based loans.

Subject to certain exceptions and materiality qualifiers, the ABL Credit Facility includes certain customary affirmative and negative covenants, which, among other things, requires compliance with a minimum Consolidated Fixed Charge Coverage Ratio during certain compliance testing periods (as described below) and restricts the ability of the Company and its subsidiaries to incur debt, grant liens, dissolve or merge with another entity, sell assets, pay dividends and other payments in respect of capital stock, invest, prepay certain debt, enter into transactions with affiliates, conduct sale leasebacks, and materially change their respective businesses. The ABL Credit Facility also contains customary events of default, including for the nonpayment of principal or interest when due, material inaccuracy of a representation or warranty when made and violation of a covenant.

The Consolidated Fixed Charge Coverage Ratio must be not less than 1.00 to 1.00, tested as of the end of each fiscal quarter occurring during a Financial Covenant Compliance Period. A Financial Covenant Compliance Period is defined as any period (a) beginning on any date on which Specified Availability is less than the greater of (x) 10% of the Line Cap and (y) $60 million and ending on the subsequent date on which Specified Availability is greater than or equal to the greater of (x) 10% of the Line Cap and (y) $60 million for at least 20 consecutive days or (b) following the occurrence and during the continuance of an event of default.

The obligations under the ABL Credit Agreement are guaranteed by certain subsidiaries and secured by a first-priority lien on certain assets of the Company and certain of its domestic and foreign subsidiaries, subject to permitted liens and other exceptions set forth in the ABL Credit Agreement and related collateral documents.

The foregoing summary of the ABL Credit Facility and the ABL Credit Agreement is qualified in its entirety by reference to the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. Summaries of the material terms of the Existing Credit Agreement and amendments thereto are included in the Company’s Current Reports on Form 8-K filed on September 6, 2022, March 31, 2023 and February 9, 2024 (including the amendment to such Current Report filed on February 12, 2024), which summaries are incorporated herein by reference.

Some of the potential lenders under the ABL Credit Facility (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	ABL Credit Agreement, dated as of July 30, 2026, among Newell Brands Inc., the Irish Borrower party thereto, the Subsidiary Guarantors from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.*

104	Cover Page Interactive Data File (formatted as inline XBRL and embedded within the document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: July 31, 2026	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary